UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TRICIDA, INC.
(Name of Registrant as Specified in its Charter)
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TRICIDA, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2019
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Tricida, Inc., a Delaware corporation, will be held on May 31, 2019, at 9:00 a.m. Pacific Daylight Time at the Company’s offices located at 7000 Shoreline Court, Suite 201, South San Francisco, California 94080, to consider the following matters, as more fully described in the proxy statement accompanying this notice:
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the election of the two Class I directors named in the proxy statement;

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the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

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the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 5, 2019 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.
YOUR VOTE IS IMPORTANT.
You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares in person. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend in person.
You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 5 of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2019
The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at http://www.viewproxy.com/tricida/2019.
BY ORDER OF THE BOARD OF DIRECTORS
Sincerely,
Edward J. Hejlek
Senior Vice President, General Counsel and Corporate
Secretary
South San Francisco, California — April 18, 2019

i

TRICIDA, INC.
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2019
PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished to stockholders of Tricida, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our 2019 annual meeting of stockholders to be held on May 31, 2019, and at any adjournment or postponement thereof. The annual meeting will be held at 9:00 a.m. Pacific Daylight Time at the company’s offices located at 7000 Shoreline Court, Suite 201, South San Francisco, California 94080.
As permitted by the rules of the Securities and Exchange Commission, or SEC, we are making this proxy statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 available to our stockholders electronically via the Internet at http://www.viewproxy.com/tricida/2019. On or about April 18, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.
Why am I receiving these materials?
We are distributing our proxy materials because our board of directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you need to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.
What proposals will be voted on at the annual meeting?
Stockholders will vote on two proposals at the annual meeting:
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the election of the two Class I directors named in this proxy statement; and

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the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

We will also consider other business, if any, that properly comes before the annual meeting.
How does the board of directors recommend that stockholders vote on the proposals?
Our board of directors recommends that stockholders vote “FOR” the election of the Class I directors and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Who is entitled to vote?
The record date for the annual meeting is the close of business on April 5, 2019. As of the record date, 42,683,145 shares of our common stock, par value $0.001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
What do I need for admission to the annual meeting?
Admittance is limited to stockholders of the company. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to the annual meeting. You should be prepared to present photo identification for admission at the annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend the annual meeting, you may not vote in person at the annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
How can I vote my shares without attending the annual meeting?
If you are a holder of record of shares of our common stock, you may direct your vote without attending the annual meeting by following the instructions on the Internet Notice or proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the annual meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

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delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

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delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

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attending the annual meeting and voting in person.

Attendance at the annual meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the annual meeting is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Two). The election of two Class I directors (Proposal One) is a non-routine matter.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the annual meeting for quorum purposes and broker non-votes will occur as to Proposal One, or any other non-routine matters that are properly presented at the annual meeting. Broker non-votes will have no impact on the voting results.
What constitutes a quorum?
The presence at the annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting.
What vote is required to approve each matter to be considered at the annual meeting?
Election of Directors (Proposal One).   Our bylaws provide for a plurality voting standard for the election of directors. The two directors receiving the highest number of  “FOR” votes will be elected as Class I directors. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors.
Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019 (Proposal Two).   The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the annual meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Daylight Time on the day before the annual meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the annual meeting.

What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the annual meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of shares of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
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“FOR” the election of each of the two Class I nominees for director named in this proxy statement; and

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“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
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will be counted as present for purposes of establishing a quorum;

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will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Two); and

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will not be counted in connection with the election of two Class I directors (Proposal One), or any other non-routine matters that are properly presented at the annual meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our board of directors knows of no matter to be presented at the annual meeting other than Proposals One and Two. If any other matters properly come before the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our board of directors. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the company.
Will a stockholder list be available for inspection?
In accordance with Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and, for 10 days prior to the annual meeting, at Tricida, Inc., 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Daylight Time.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Alliance Advisors, by calling 877-777-2857 or by writing to Alliance Advisors, 200 Broadacres Dr, 3rd Fl, Bloomfield, NJ 07003. Similarly, you may also contact Alliance Advisors if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE
ELECTION OF TWO CLASS I DIRECTORS
General
Our board of directors currently consists of seven directors, which are divided into three classes with staggered, three-year terms. Our bylaws provide that our board of directors will consist of not less than seven (7) and not more than twelve (12) directors. At the annual meeting, our stockholders will elect two Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2022. Each of our current directors continues to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our board of directors nominated each of Dr. Sandra Coufal and Dr. David Hirsch for election to our board of directors as Class I directors at the annual meeting. Both Dr. Coufal and Dr. Hirsch currently serve on our board of directors and have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2022 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.
Information Regarding Nominees and Continuing Directors
The following table sets forth information with respect to our directors, including the two nominees for election at the annual meeting:
Name	Age	Director Since	Board Committees
Class I Directors – Nominees for Election at the Annual Meeting
Dr. Sandra Coufal, M.D.	55	July 2013	Compensation
Dr. David Hirsch, M.D., Ph.D.	48	July 2016	Compensation, Audit
Class II Directors – Term Expiring at the 2020 Annual Meeting
Dr. Robert Alpern, M.D.	68	October 2013	Nominating and Corporate Governance
Dr. David Bonita, M.D.	43	January 2014	Nominating and Corporate Governance, Compensation (Chair), Audit
Class III Directors – Term Expiring at the 2021 Annual Meeting
Ms. Kathryn Falberg	58	May 2018	Audit (Chair)
Dr. Gerrit Klaerner, Ph.D.	48	July 2013	—
Dr. Klaus Veitinger, M.D., Ph.D., M.B.A.	57	September 2015	Nominating and Corporate Governance (Chair)
Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our board of directors at this time.
Board Nominees
Dr. Sandra I. Coufal, M.D., has served as a member of our board of directors since July 2013 and as a member of our Scientific Advisory Board since August 2013. Dr. Coufal is a co-founder and has served as a co-manager of Sibling Capital Ventures LLC, an affiliate of one of our principal stockholders, since 2013. Dr. Coufal was a co-founder and a co-manager of Sibling Capital, LLC from 2012 to 2016. For the past 18 years, Dr. Coufal has been the Biomedical Advisor for the Genomics Institute of the Novartis Research Foundation. Dr. Coufal served as the Head of the Division of Internal Medicine at the Torrey Pines site of

Scripps Clinic from 1997 until 1999, and was a member of the board of directors of Scripps Green Hospital from 1997 until 1999. Dr. Coufal founded and served on Relypsa, Inc.’s Scientific Advisory Board since 2007 and was a co-founder of Ilypsa’s Scientific Advisory Board. Dr. Coufal has served on the boards of directors of BioAesthetics Corporation and SafetySpot Inc. since February 2016 and March 2017, respectively. Dr. Coufal served as Associate Faculty in the Division of Internal Medicine for the University of California, San Diego, unsalaried. She completed an internship and residency in Internal Medicine at the University of Texas Southwestern Medical School at Dallas. Dr. Coufal received her M.D. from the University of Texas Southwestern Medical School at Dallas and received her B.S. in Science Preprofessional Studies from the University of Notre Dame and was designated a Notre Dame Scholar.
We believe that Dr. Coufal is qualified to serve on our board of directors due to her experience as an investor in the life sciences industry and her extensive experience as a practicing physician.
Dr. David Hirsch, M.D., Ph.D., has served as a member of our board of directors since July 2016. Since 2007, Dr. Hirsch has served as a Founder and Managing Director at Longitude Capital Management, an affiliate of one of our principal stockholders, where he focuses on investments in biotechnology. From 2005 to 2006, Dr. Hirsch was Vice President of Pequot Ventures where he worked in the life sciences practice. Prior to Pequot Ventures, Dr. Hirsch was an Engagement Manager in the pharmaceutical practice of McKinsey & Co. Dr. Hirsch currently serves on the boards of directors of the following public companies: Collegium Pharmaceutical, Inc., since 2012, and Molecular Templates, Inc., since 2017. Dr. Hirsch also serves on the boards of directors of the following private companies: Inflazome, Ltd., Poseida Therapeutics, Inc., Rapid Micro Biosystems, Inc., and Velicept Therapeutics, Inc., and Dr. Hirsch previously served on the boards of directors of Civitas Therapeutics, Inc., Precision Therapeutics, Inc., and Zavante Therapeutics, Inc. Dr. Hirsch received his B.A. in Biology from The Johns Hopkins University, his M.D. from Harvard Medical School and his Ph.D. in Biology from the Massachusetts Institute of Technology.
We believe that Dr. Hirsch is qualified to serve on our board of directors due to his perspective and experience as an investor and board member in the life sciences industry, as well as his strong medical and scientific background.
Continuing Directors – Class II Directors
Dr. Robert J. Alpern, M.D., has served as a member of our board of directors since October 2013 and as Chairman of our Scientific Advisory Board from October 2013 through May 2018. Dr. Alpern has served as the Ensign Professor of Medicine (Nephrology), Professor of Internal Medicine, and Dean of Yale School of Medicine since June 2004. He served as a Member of Scientific Advisory Board at Relypsa, Inc. from 2007 until 2014 and Ilypsa, Inc. from 2004 until 2007. From July 1998 until June 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical School. Dr. Alpern has also served as a director of AbbVie Inc. since January 2013, Abbott Laboratories since October 2008 and has served on the board of trustees of Yale-New Haven Hospital since 2005. Dr. Alpern was on the leadership committee of the American Society of Nephrology and served as its president. Dr. Alpern has held or been awarded field-specific journal editorial board and fellowship positions, leadership positions in advisory councils and associations, and teaching awards. Dr. Alpern received his M.D. from the University of Chicago Pritzker School of Medicine and his B.A. in Chemistry from Northwestern University.
We believe that Dr. Alpern is qualified to serve on our board of directors due to his extensive background in medicine and his experience as a board member in the life sciences industry.
Dr. David Bonita, M.D., has served as a member of our board of directors since January 2014. Since June 2013, Dr. Bonita has held the position of Private Equity Partner at OrbiMed Advisors LLC, an affiliate of one of our principal stockholders. From June 2004 to June 2013, Dr. Bonita held other positions at OrbiMed. Dr. Bonita has served on the boards of directors of Clementia Pharmaceuticals Inc. and Si-Bone, Inc. since April 2013 and April 2014, respectively. Dr. Bonita also previously served on the boards of directors of Ambit Biosciences Corporation, Loxo Oncology, Inc. and ViewRay Inc. Dr. Bonita currently serves on the boards of directors of the following private companies: Acutus Medical Inc., Imara Inc., Kyn Therapeutics Inc., Prelude Therapeutics Inc. and Sublimity Therapeutics, Inc.; and has previously served on the board of directors of CardiAQ Valve Technologies, Cryterion Medical Inc., Enobia Pharma Inc. and Keystone Heart Ltd. Dr. Bonita has also worked as a corporate finance analyst in the healthcare investment banking groups of Morgan Stanley and UBS. He has published scientific articles in peer-reviewed journals based on signal transduction research performed at Harvard Medical School. He received his A.B. in Biological Sciences from Harvard University and his joint M.D./M.B.A. from Columbia University.
We believe Dr. Bonita is qualified to serve on our board of directors due to his significant scientific and industry knowledge, as well as valuable experience gained from prior board service.
Continuing Directors – Class III Directors
Ms. Kathryn Falberg has served as a member of our board of directors since May 2018. From March 2012 to March 2014, Ms. Falberg served as the Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc. From December 2009 to March 2012, Ms. Falberg held the position of Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc. From 2001 through 2009, Ms. Falberg worked with a number of smaller companies while serving as a corporate director and audit committee chair for several companies. From 1995 to 2001, Ms. Falberg served various roles at Amgen Inc., including as Senior Vice President, Finance and Strategy, and Chief Financial Officer, and as Vice President, Chief Accounting Officer, and as Vice President, Treasurer. Ms. Falberg currently serves on the boards of public companies, including Aimmune Therapeutics, Inc., Arcus Biosciences, Inc., Urogen Pharma Ltd., and The Trade Desk, Inc. Ms. Falberg previously served on the boards of directors of Axovant Sciences, Ltd., BioMarin Pharmaceutical Inc., Medivation Inc., Halozyme Therapeutics, Inc., aTyr Pharma, Inc., and multiple other companies. Ms. Falberg is an inactive certified public accountant. Ms. Falberg holds an M.B.A. in Finance and B.A. in Economics from the University of California, Los Angeles.
We believe Ms. Falberg is qualified to serve on our board of directors due to her extensive background in the life science industry and her leadership experience as a senior financial executive, director and audit committee member of various other companies in the life science industry.
Dr. Gerrit Klaerner, Ph.D., our founder, has served as a member of our board of directors since July 2013 and as our Chief Executive Officer and President since August 2013. Dr. Klaerner was a founder of Relypsa, Inc. and served as its President and as a member of its board of directors from October 2007 until June 2013. Dr. Klaerner co-founded Ilypsa, Inc. in 2003 and served as its Chief Business Officer and Senior Vice President from December 2006 until July 2007 and its Director of Technology Assessment and Business Development from January 2003 until December 2006. Dr. Klaerner served in Symyx Technologies, Inc. from October 1998 until January 2003 as Staff Scientist, Senior Staff Scientist and Director of Business Development. Dr. Klaerner received his Ph.D. in polymer and organic chemistry from the Max Planck Institute for Polymer Research in Mainz, Germany, his M.S. in Chemistry from the Philipps University of Marburg and completed post-doctoral research at Stanford University and the IBM Almaden Research Center.
We believe that Dr. Klaerner is qualified to serve as our Chief Executive Officer and President and on our board of directors because of his extensive experience in leadership and management roles at various life sciences companies.
Dr. Klaus R. Veitinger, M.D., Ph.D., M.B.A., has served as a member of our board of directors since February 2014 and as our Chairman of the Board since September 2015. Dr. Veitinger has served as a Venture Partner with OrbiMed Advisors LLC, an affiliate of one of our principal stockholders, since October 2007. Prior to OrbiMed Advisors, Dr. Veitinger was a Member of the Executive Board of Schwarz Pharma AG and the Chief Executive Officer of Schwarz Pharma, Inc. with responsibility for the U.S. and Asia businesses. Dr. Veitinger has served on the boards of public companies, including Intercept Pharmaceuticals, Inc. from August 2012 until July 2016 and Relypsa, Inc. from October 2010 until June 2015, and currently serves on the board of scPharmaceuticals, Inc. since November 2017. Dr. Veitinger currently serves on the boards of directors of the following private companies: Neurogastrx, Inc. and Promentis Pharmaceuticals, Inc. For seven years he was a Director of PhRMA. Dr. Veitinger received his M.D. and his Ph.D. from the University of Heidelberg. He earned his M.B.A. at INSEAD in France.
We believe that Dr. Veitinger is qualified to serve on our board of directors due to his management and investment experience in the life sciences sector and medical and scientific background.

Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO CLASS I BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Director Independence
Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Our board of directors has determined that Dr. Klaus Veitinger, Dr. Robert Alpern, Dr. David Bonita, Dr. Sandra Coufal, Ms. Kathryn Falberg and Dr. David Hirsch qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Gerrit Klaerner is not independent due to his role as Chief Executive Officer and President of the company. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Leadership Structure of the Board of Directors
Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Dr. Klaus Veitinger currently serves as our Chairman of the Board.
As a general policy, our board of directors believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Dr. Gerrit Klaerner serves as our Chief Executive Officer and President while Dr. Klaus Veitinger serves as our Chairman of the Board but is not an officer of our company. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors continues to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Board of Directors’ Role in Risk Oversight
Our board of directors takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our board of directors assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position and the impact of our operations on our cost structure. In addition, our board of directors reviews and assesses information regarding cybersecurity risks with management. Our board of directors’ approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.
Certain committees of our board of directors actively manage risk within their given purview and authority. Our audit committee has the responsibility for overseeing our major financial, legal, and regulatory risk exposures, which span a variety of areas including litigation, regulatory compliance, reputational and policy matters, financial reporting and cybersecurity. Our audit committee also oversees the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our compensation committee evaluates risks arising from compensation policies and practices. Our nominating and corporate governance committee evaluates risks arising from our corporate governance practices. Each of our committees provides reports to the full board of directors regarding these and other matters.
Evaluations of the Board of Directors
The board of directors evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by the nominating and corporate governance committee. The board of directors discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the board of directors or any committee thereof or of the directors.
Meetings of the Board of Directors
Our board of directors held 10 meetings during the year ended December 31, 2018. During 2018, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the board of directors and each committee of which he or she was a member. Each director is also encouraged and expected to attend the company’s annual meeting.
Committees of the Board of Directors
Our board of directors has established three standing committees: audit committee, compensation committee and nominating and corporate governance committee. Each committee operates pursuant to a written charter that has been approved by our board of directors. A copy of the current charter for each of the audit committee, compensation committee and nominating and corporate governance committee is available on our website at www.tricida.com by selecting the “Investors” link and then the “Governance” link. We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement. The audit committee met four times in 2018, the compensation committee met four times in 2018 and the nominating and corporate governance committee did not meet in 2018. The governance matters associated with our initial public offering were considered by the full board of directors.
Committee Composition
Audit Committee
Our board of directors has an audit committee and our board of directors has adopted an audit committee charter, which defines the audit committee’s principal functions, including oversight related to:
•
our accounting and financial reporting process;

•
appointing our independent registered public accounting firm;

•
evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•
the compensation, retention, oversight of the work of, and termination of the independent registered public accounting firm;

•
discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•
pre-approving all audit and permitted non-audit and tax services to be provided;

•
monitoring the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•
reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
reviewing our critical accounting policies and estimates; and

•
reviewing the audit committee charter and the committee’s performance at least annually.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Falberg is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement related to our initial public offering. Our board of directors has determined that each of Dr. Bonita, Dr. Hirsch and Ms. Falberg are independent under the heightened audit committee independence standards of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.
Compensation Committee
Our board of directors has a compensation committee and our board of directors has adopted a compensation committee charter, which defines the compensation committee’s principal functions, including recommending policies relating to compensation and benefits of our directors, officers and employees. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives and approves the compensation of the Chief Executive Officer based on such evaluations. The compensation committee also recommends to our board of directors the issuance of stock options and other awards under our stock plans. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including adherence by the compensation committee to its charter. Each of the members of our compensation committee has been determined to be independent under the applicable rules and regulations of Nasdaq, after considering the additional factors relevant to the independence of compensation committee members under the applicable standards of the SEC and Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. The compensation committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate.
Nominating and Corporate Governance Committee
Our board of directors has a nominating and corporate governance committee and our board of directors has adopted a nominating and corporate governance committee charter. The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors and any of its committees. Among other matters, the nominating and corporate governance committee is responsible for developing and monitoring compliance with our corporate governance guidelines and reporting and making recommendations to our board of directors concerning governance matters. The nominating and corporate governance committee reviews and evaluates, at least annually, the performance of the nominating and corporate governance committee and its members, including adherence by the nominating and corporate governance committee to its charter. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.
In the process of identifying, screening and recommending director candidates to the full board of directors, the nominating and corporate governance committee takes into consideration the needs of the board of directors and the qualifications of the candidates, such as general understanding of various business disciplines (e.g., marketing, finance, etc.), the company’s business environment, educational and professional background, analytical ability, independence, diversity of experience and viewpoints, and willingness to devote adequate time to board of directors duties. The board of directors evaluates each individual in the context of the board of directors as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. While the company does not have a formal policy on diversity for members of the board of directors, the nominating and corporate governance committee values the need for diversity of director skills and viewpoints when considering new candidates. The nominating and corporate governance committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2018, none of the members of our compensation committee has, at any time, been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers on our board of directors or compensation committee.
Corporate Governance Guidelines
The board of directors has adopted our Corporate Governance Guidelines which provide the framework for our corporate governance along with our amended and restated certificate of incorporation, amended and restated bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition. The Corporate Governance Guidelines are available on our website at www.tricida.com by selecting the “Investors” link and then the “Governance” link. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Code of Business Conduct and Ethics
The board of directors has adopted our Code of Business Conduct and Ethics which applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.tricida.com by selecting the “Investors” link and then the “Governance” link. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Stock Ownership by Directors
The board of directors believes that an ownership stake in the company strengthens the alignment of interests between directors and stockholders. Accordingly, each director is required to own common stock (or equivalents) having a value of at least three times the annual retainer fee, within three years of becoming a director. In the event the annual retainer fee is increased, directors will have one year to meet the new ownership guidelines. The board of directors will evaluate whether exceptions should be made for any director on whom these guidelines would impose a financial hardship. All of the directors currently comply with these guidelines.
Prohibition on Hedging and Pledging of Company Securities
The company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the company are also prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, Tricida, Inc., 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter.
Section 16(a) Beneficial Ownership Reporting Compliance
The members of our board of directors, executive officers and beneficial holders of more than ten percent (10%) of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2018 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than five percent (5%) of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Initial Public Offering
In July 2018, we issued an aggregate of 13,455,000 shares of our common stock at a purchase price of $19.00 per share, including 1,755,000 shares of common stock issued upon exercise by the underwriters of their option to purchase additional shares. The net proceeds from the offering were $237.7 million.
The table below sets forth the aggregate number of common shares issued to our directors, executive officers or holders of more than five percent (5%) of our capital stock, or an affiliate or immediate family member thereof, at the time of the transaction:
Name	Shares	Aggregated Purchase Price
OrbiMed Private Investments	368,421	$6,999,999
Sibling Capital	463,158	$8,800,002
Longitude	131,579	$2,500,001
Wellington Management Company	1,000,000	$19,000,000
Kathryn Falberg	31,579	$600,001
Edward J. Hejlek, Esq.	13,158	$250,002
Gerrit Klaerner, Ph.D.	15,790	$300,010
Geoffrey M. Parker	60,000	$1,140,000
Steffen Pietzke	10,527	$200,013
Wilhelm Stahl, Ph.D.	13,158	$250,002
April 2019 Public Offering of Common Stock
On April 8, 2019, we issued an aggregate of 6,440,000 shares of our common stock in a public offering at a public offering price of  $36.00 per share, including 840,000 shares of common stock issued upon exercise by the underwriters of their option to purchase additional shares. The net proceeds from the offering were $217.3 million.
The table below sets forth the aggregate number of common shares issued to, and the aggregate purchase price paid by, our directors, executive officers or holders of more than five percent (5%) of our capital stock, or an affiliate or immediate family member thereof, at the time of the transaction:
Name	Shares	Purchase Price
OrbiMed Private Investments V, LP	225,000	$8,100,000
Geoffrey M. Parker	20,000	$720,000
Indemnification Agreements with Officers and Directors
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, in connection with our initial public offering, we entered into indemnification agreements with each of our directors and executive officers that are broader in scope than the specific indemnification provisions provided by Delaware law.

Policies and Procedures for Related Person Transactions
Pursuant to the written charter of our audit committee adopted in May 2018, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related person transactions involving a principal stockholder, a member of the board of directors, senior management or an immediate family member of any of the aforementioned individuals. In addition, our Code of Business Conduct and Ethics requires that our officers and employees avoid taking for themselves personally opportunities that are discovered through the use of our property, information or position or use of our property, information or position for personal gain.

DIRECTOR COMPENSATION
In connection with our initial public offering, our board of directors engaged an independent compensation consultant to assist in the evaluation of our post-offering non-employee director compensation program. Based on such analysis, our board of directors approved the director compensation program set forth below, which became effective upon the consummation of our initial public offering. Prior to our post-offering director compensation program becoming effective, our board of directors had a practice of paying an annual retainer of  $40,000 to each non-employee director and occasional grants of stock option awards.
Annual Cash Compensation Elements	Amount
Board Retainer	$40,000
Audit Committee Retainer (chair/member)	$20,000/$7,500
Compensation Committee Retainer (chair/member)	$12,500/$6,000
Nominating and Corporate Governance Committee Retainer (chair/member)	$8,000/$4,000
Additional Retainer for Non-Executive Chair	$60,000
All retainers are paid quarterly in arrears and, if applicable, are prorated based upon board or chair service during the calendar year. In addition, we reimburse our directors for their reasonable out-of-pocket expenses to attend board and committee meetings.
In order to further align our director compensation program with stockholder interests, under our annual compensation program, directors also receive an annual equity grant on the date of each annual meeting of stockholders. In light of the timing of our initial public offering, the 2018 annual equity award was granted effective upon the consummation of the offering. The grant date fair value of the annual equity awards is equal to approximately $230,000 and the annual equity award is expected to be delivered seventy percent (70%) in the form of stock options and thirty percent (30%) in the form of restricted stock units. The stock options are scheduled to vest in 12 monthly installments, while the restricted stock units are scheduled to vest on the one-year anniversary of the grant date, subject in each case to earlier vesting if the annual meeting precedes the one-year anniversary of the grant date.
The director compensation program also contemplates that newly appointed directors will receive an initial equity award with a grant date fair value of approximately $460,000, to be delivered with the same stock option and restricted stock unit mix as the annual equity awards. The initial stock option grants are scheduled to vest on a monthly basis over 36 months and the restricted stock unit awards are scheduled to vest in one-third installments on each of the first, second and third anniversaries of the date of grant.
2018 Director Compensation Table
The following table sets forth information for the year ended December 31, 2018 regarding the compensation awarded to, earned by or paid to our non-employee directors:
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(2)(3)	All Other Compensation	Total
Klaus Veitinger, M.D., Ph.D., M.B.A.(4)	$70,667	$69,000	$269,651	$33,333(5)	$442,651
Robert J. Alpern, M.D.(4)	38,667	69,000	161,000	20,834(6)	289,501
David Bonita, M.D.	32,000	69,000	161,000	—	262,000
Sandra I. Coufal, M.D.(4)	39,667	69,000	161,000	33,333(7)	303,000
Kathryn Falberg	30,000	69,000	442,459	—	541,459
David Hirsch, M.D., Ph.D.	26,750	69,000	161,000	—	256,750

(1)
Amounts reported in this column reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, excluding estimated forfeitures. The amounts reported are calculated based on the company’s closing stock price on the date of grant multiplied by the number of shares subject to the restricted stock unit award.

(2)
As of December 31, 2018, our non-employee directors had equity awards outstanding with respect to the following number of shares: Dr. Veitinger — restricted stock units, 3,632 and stock options, 157,135; Dr. Alpern — restricted stock units, 3,632 and stock options, 22,569; Dr. Bonita — restricted stock units, 3,632 and stock options, 13,147; Dr. Coufal — restricted stock units, 3,632 and stock options, 13,147; Ms. Falberg — restricted stock units, 3,632 and stock options, 65,910; and Dr. Hirsch — restricted stock units, 3,632 and stock options, 13,147.

(3)
Amounts reported in this column reflect the aggregate grant date fair value of stock options awarded in 2018, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation based on the following assumptions: risk-free interest rate of 2.68% – 2.82%; expected volatility of 60.0% – 77.6%; expected term of 5.3 – 6.1 years and expected dividend rate of 0%. For Dr. Veitinger, this amount also includes an annual equity award for service on the board of directors prior to our initial public offering. For Ms. Falberg, this amount also includes her initial equity award as a newly appointed member of the board of directors.

(4)
Prior to our initial public offering, Dr. Veitinger, Dr. Alpern and Dr. Coufal each received a monthly cash retainer of  $3,333 for service on our board of directors, thereafter, each has been compensated pursuant to the post-offering non-employee director compensation program.

(5)
Includes consulting fees for services rendered by Klaus Veitinger Consulting LLC.

(6)
Includes consulting fees payable to Dr. Alpern for services on our Scientific Advisory Board.

(7)
Includes consulting fees payable to Dr. Coufal for services on our Scientific Advisory Board.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.
Overview
Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. In the case of new hire executive officers, their compensation is primarily determined based on the negotiations of the parties as well as our historical compensation practices. For 2018, the material elements of our executive compensation program were base salary, annual cash bonuses and equity-based compensation in the form of stock options.
This section provides a discussion of the 2018 compensation awarded to, earned by, or paid to our named executive officers. For 2018, these individuals were:
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Gerrit Klaerner, Ph.D., Chief Executive Officer and President;

•
Geoffrey M. Parker, Chief Financial Officer and Senior Vice President;

•
Dawn Parsell, Ph.D., Senior Vice President of Clinical Development; and

•
Jeroen van Beek, Ph.D., Former Senior Vice President, Chief Commercial Officer.

Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. Upon the recommendation of our independent compensation consultant, in 2018, the compensation committee approved an increase in Dr. Klaerner’s base salary from $450,000 to $565,000 to further align his compensation with the competitive market. Under the terms of her 2018 offer of employment, Dr. Parsell is eligible to receive an annual base salary of  $400,000. Under the terms of his 2018 offer of employment, Dr. van Beek was eligible to receive an annual base salary of  $400,000. Please see the “Salary” column in the 2018 Summary Compensation Table for the base salary amounts received by each named executive officer in 2018.
Annual Cash Bonuses
Historically, we have provided our senior leadership team with short-term incentive compensation through our annual cash bonus plan. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual cash bonus program provides cash incentive award opportunities for the achievement of performance goals established by our board of directors at the beginning of each fiscal year.

The payment of awards under the 2018 annual cash bonus program applicable to the named executive officers was subject to the attainment of a number of goals relating to (i) clinical studies and regulatory developments (weighted 50% in the aggregate), (ii) regulatory and manufacturing developments (weighted 25% in the aggregate) and (iii) financial, strategic and general operational goals (weighted 25% in the aggregate).
Early in 2018, the board of directors established bonus targets for each participant in the annual bonus program, including each of the named executive officers. In connection with our initial public offering, the compensation committee increased the bonus targets for Dr. Klaerner and Mr. Parker in order to further align their compensation levels with the competitive market. Accordingly, the compensation committee increased Dr. Klaerner’s 2018 annual incentive target from 40% to 55% of base salary and increased Mr. Parker’s 2018 annual incentive opportunity from 30% to 40% of base salary. Dr. Parsell’s 2018 annual incentive target was 30% of base salary, pro-rated for her service as an employee of our company during 2018. Dr. van Beek’s 2018 annual incentive target was 30% of base salary. Based on our 2018 performance, the compensation committee awarded payouts under our annual cash bonus program in a total payout of 100% of the target bonus opportunity.
Please see the “Non-Equity Incentive Compensation” column in the 2018 Summary Compensation Table for the amount of annual bonuses paid to each named executive officer in 2018.
Stock Options
To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, we have historically granted equity compensation in the form of stock options. Stock options generally vest 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. Under the terms of the stock option agreements, executive officers have the option of exercising the stock option prior to vesting and receive restricted stock upon exercise, which is subject to the same vesting conditions applicable to the underlying stock options. In 2018, the board of directors (or, in the case of Dr. Parsell, the compensation committee) awarded Dr. Klaerner, Mr. Parker, Dr. Parsell and Dr. van Beek stock options to purchase 150,753, 35,175, 150,125 and 246,231 shares of our common stock, respectively.
2018 Summary Compensation Table
The following table shows information regarding the compensation of our named executive officers for services performed in the year ended December 31, 2018 and, to the extent required by applicable SEC executive compensation disclosure rules, December 31, 2017.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Gerrit Klaerner, Ph.D., Chief Executive Officer and President	2018	$503,333	$—	$682,982	$310,750	$—	$1,497,065
	2017	425,000	—	170,362	223,600	2,043	821,005
Geoffrey M. Parker, Chief Financial Officer and Senior Vice President	2018	407,508	—	147,364	164,320	2,333	721,525
	2017	287,388	—	272,547	142,200	2,333	704,468
Dawn Parsell, Ph.D.,(5) Senior Vice President of Clinical Development	2018	166,667	15,576	3,172,187	50,000	253,989	3,658,419
	2017	—	—	—	—	—	—
Jeroen van Beek, Ph.D.,(6) Former Senior Vice President, Chief Commercial Officer	2018	259,231	—	995,651	50,000	3,253	1,308,135
	2017	—	—	—	—	—	—

(1)
The amounts reflect the base salaries earned during 2018 and 2017.

(2)
The amount represents a one-time bonus as follows: Dr. Parsell, $15,576.

(3)
For 2018, amounts reflect the aggregate grant date fair value of stock options awarded in 2018, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation based on the following assumptions: risk-free interest rate of 2.6% – 3.0%; expected volatility of 51.4% – 79.1%; expected term of 5.4 – 6.5 years and expected dividend rate of 0%.

(4)
The amounts represents payouts under our annual cash bonus program based on performance with respect to goals relating to (i) clinical studies and regulatory developments (weighted 50%), (ii) regulatory and manufacturing developments (weighted 25%) and (iii) financial, strategic and general operational goals (weighted 25%) for each named executive officer.

(5)
All other compensation for the year ended December 31, 2018 represents premiums for life insurance for Messrs. Klaerner, Parker and van Beek. Prior to August 1, 2018, Dr. Parsell provided her services to us through a consulting agreement, the amount in this column for Dr. Parsell represents the consulting fee that she received under this agreement.

(6)
Dr. van Beek served as SVP, Chief Commercial Officer from January 8, 2018 to August 31, 2018. In connection with his departure from the company on August 31, 2018, his option awards were forfeited.

Outstanding Equity Awards at 2018 Fiscal Year-End
The following table presents information regarding the outstanding stock options held by each of the named executive officers as of December 31, 2018. None of the named executive officers held any outstanding restricted stock or other equity awards as of that date.
Name	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Gerrit Klaerner Ph.D.	3/9/2015	3/1/2015	109,296	—	—	0.80	3/8/2025
	2/24/2016	1/1/2016	75,376	—	—	0.96	2/23/2026
	9/27/2016	6/8/2016	76,633	—	—	1.68	9/26/2026
	11/3/2016	10/1/2016	115,577	—	—	1.68	11/2/2026
	9/15/2017	9/1/2017	144,472	—	—	2.39	9/14/2027
	3/15/2018	3/15/2018	125,628	—	—	7.49	3/15/2028
	5/15/2018	5/15/2018	25,125	—	—	7.89	5/14/2028
Geoffrey M. Parker	6/15/2017	4/10/2017	251,256	—	—	1.84	6/14/2027
	9/15/2017	9/1/2017	30,150	—	—	2.39	9/14/2027
	3/15/2018	3/15/2018	35,175	—	—	7.49	3/15/2028
Dawn Parsell, Ph.D.	3/9/2015	12/19/2014	12,562	—	—	0.8	3/8/2025
	9/3/2015	9/3/2015	12,562	—	—	0.8	9/2/2025
	9/27/2016	6/8/2016	10,050	—	—	1.68	9/26/2026
	11/3/2016	10/1/2016	40,201	—	—	1.68	11/2/2026
	9/15/2017	9/1/2017	25,125	—	—	2.39	9/13/2027
	3/15/2018	3/15/2018	25,125	—	—	7.49	3/15/2028
	9/27/2018	8/1/2018	125,000	—	—	31.85	9/26/2028

(1)
This option vests 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment.

(2)
Because options may be early exercised for restricted stock, options are reported in this table as “Exercisable.” Please see footnote (1) to this table for the vesting schedule applicable to the option awards.

Additional Narrative Disclosure
Executive Severance Benefit Plan
Each of our named executive officers participates in the Tricida, Inc. Executive Severance Benefit Plan, as amended, or the Executive Severance Plan. In the event a participant in the Executive Severance Plan experiences a termination without cause or resigns for good reason, each as defined in the Executive Severance Plan, then such participant will be eligible to receive (i) a cash severance benefit in an amount equal to a specified number of months of base salary, payable in monthly installments, and (ii) company-paid premiums for healthcare continuation coverage during the severance period while the participant continues to participate in our health plans or until the participant is entitled to alternative coverage. The period for monthly severance benefits is equal to 12 for Dr. Klaerner and nine for the other named executive officers.
In the event an Executive Severance Plan participant’s employment is terminated without cause or due to good reason within three months prior to, or 15 months following, a change in control, separation benefits will consist of: (i) monthly severance benefits equal to 18 months for Dr. Klaerner and 12 months for the other named executive officers; (ii) immediate vesting of any outstanding and unvested equity awards; and (iii) an additional cash payment equal to the participant’s target annual bonus for the year of termination, prorated based on the number of months in the year prior to the date of termination if, as of the date of the participant’s termination of employment, the company and participant were on “target” to achieve the applicable performance goals.
401(k) Plan
We maintain a qualified 401(k) savings plan which allows participants to defer from 0% to 100% of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We do not provide any matching or company contributions to the plan. Participants are always vested in their contributions to the plan.
Compensation Committee Report
As an emerging growth company, the company is not required to include a Compensation Discussion and Analysis section in this proxy statement.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2019
Our board of directors and the audit committee are asking our stockholders to ratify the appointment by the audit committee of Ernst & Young LLP, or EY, as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2019. Stockholder ratification of such selection is not required by our amended and restated bylaws or any other applicable legal requirement. However, our board of directors is submitting the selection of EY to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain EY for the fiscal year ending December 31, 2019. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.
EY has audited our financial statements since 2017. A representative of EY is expected to be present at the annual meeting, and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.
Principal Accountant Fees and Services
We were billed by EY in the years ended December 31, 2018 and 2017 as follows:
	Years Ended December 31,
	2018	2017
Audit fees	$2,381,172	$502,521
Audit-related fees	—	—
Tax fees	—	—
All other fees	4,000	—
Total fees	$2,385,172	$502,521

Audit fees above are professional services associated with the integrated audit of our financial statements and the filing of our registration statements, including our Registration Statement on Form S-1 related to our initial public offering. Audit-related fees are primarily attributable to services rendered in connection to reviews of our financial statements. There are no tax fees billed by EY in years ended December 31, 2018 and 2017. All other fees are attributable to accessing EY’s online research database.
Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.
Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Committee of the Board of Directors” and “Report of the Audit Committee.”
Pre-Approval Policy
According to policies adopted by the audit committee and ratified by our board of directors, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The audit committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors. The audit committee may delegate pre-approval authority to one or more of its members. Kathryn Falberg is currently designated as the member to whom such authority is delegated, and she must report, for informational purposes only, any pre-approval decisions to the audit committee at or prior to its next scheduled meeting.
The audit committee approved one hundred percent (100%) of all services provided by EY during the years ended December 31, 2018 and 2017. The audit committee has considered the nature and amount of the fees billed by EY and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining EY’s independence.
Recommendation of Our Board of Directors and Audit Committee
OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2019.
Report of the Audit Committee
The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the audit committee:
•
reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2018 with management and Ernst & Young LLP our independent registered public accounting firm;

•
discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board; and

•
discussed the independence of Ernst & Young LLP with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. The audit committee also appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2019.
Submitted by the audit committee of our board of
directors:
Kathryn Falberg, Chairman
David Bonita, M.D
David Hirsch, M.D., Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 5, 2019, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 5, 2019, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 42,683,145 shares of our common stock outstanding as of April 5, 2019. Shares of our common stock that a person has the right to acquire within 60 days of April 5, 2019, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.
Unless otherwise indicated below, the address for each beneficial owner listed is c/o Tricida, Inc., at 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080.
The below beneficial ownership table is reported as of April 5, 2019, the record date for the annual meeting, and reflects shares of common stock that may be voted at the annual meeting. On April 8, 2019, we issued 6,440,000 additional shares of common stock in connection with a public offering as described in the prospectus filed with the SEC on April 5, 2019. The holders of such shares will not be entitled to vote these shares at the annual meeting because they were issued subsequent to the record date. OrbiMed Private Investments V, LP and Geoffrey M. Parker each purchased shares in this public offering in the amounts of 225,000 shares and 20,000 shares, respectively.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
5% Stockholders
OrbiMed Private Investments V, LP(1)	10,889,280	25.5%
Entities affiliated with Sibling Capital(2)	6,905,624	16.2%
Entities affiliated with Wellington Management Company LLP(3)	3,122,715	7.3%
Longitude Venture Partners II, L.P.(4)	3,019,734	7.1%
Directors and Named Executive Officers(5)
Gerrit Klaerner, Ph.D.(6)	1,905,531	4.5%
Robert J. Alpern, M.D.(7)	188,080	*
David P. Bonita, M.D.(8)	10,906,059	25.6%
Sandra I. Coufal, M.D.(9)	7,151,695	16.8%
Kathryn Falberg(10)	101,121	*
David Hirsch, M.D., Ph.D.(11)	3,036,513	7.1%
Geoffrey M. Parker(12)	482,355	1.1%
Dawn Parsell, Ph.D.(13)	330,625	*
Klaus Veitinger, M.D., Ph.D., M.B.A.(14)	289,159	*
All directors and executive officers as a group (13 persons)(15)	28,472,084	66.7%

*
Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Consists of 10,889,280 shares of common stock, all shares are held directly by OrbiMed Private Investments V, LP, or OPI V. OrbiMed Capital GP V LLC, or OrbiMed GP, is the sole general partner of OPI V, and OrbiMed Advisors LLC, or OrbiMed Advisors, a registered adviser under the Investment Advisors Act of 1940, as amended, is the sole managing member of OrbiMed GP. By virtue of such relationships, OrbiMed GP and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by OPI V noted above and as a result may be deemed to beneficially own such securities for purposes of Rule 13d-3 under the Exchange Act. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Ph.D., Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI V. David P. Bonita, M.D., is an employee of OrbiMed Advisors. Each of OrbiMed GP, OrbiMed Advisors, Dr. Gordon, Mr. Borho, Mr. Silverstein and Dr. Bonita disclaims beneficial ownership of the shares held by OPI V, except to the extent of its or his proportionate pecuniary interest therein, if any. The address of OrbiMed Advisors is 601 Lexington Avenue, New York, NY 10022.

(2)
Consists of  (a) 893,292 shares of common stock held by Sibling Capital Fund II-A L.P., or Sibling A, (b) 3,139,600 shares of common stock held by Sibling Capital Fund II-B L.P., or Sibling B, (c) 1,810,195 shares of common stock held by Sibling Capital Fund II-C L.P., or Sibling C, (d) 599,379 shares of common stock held by Sibling Capital Fund II-D L.P., or Sibling D, and (e) 463,158 shares of common stock held by Sibling Insiders Fund II L.P., or Sibling Insiders Fund, and together with Sibling A, Sibling B, Sibling C and Sibling D, the Sibling Funds. Sibling Capital Ventures LLC, or SCV, is the sole general partner of Sibling A. Sibling Capital Ventures II LLC, or SCV II, is the sole general partner of Sibling B. Sibling Capital Ventures III LLC, or SCV III, is the sole general partner of Sibling C. Sibling Capital Ventures IV LLC, or SCV IV, is the sole general partner of Sibling D. Sibling Insiders II LLC, or Sibling Insiders LLC, is the sole general partner of Sibling Insiders Fund. Each of Sandra I. Coufal, M.D. and Brian M. Isern, the brother of Dr. Coufal, is co-manager of SCV, SCV II, SCV III, SCV IV, and Sibling Insiders LLC and, as such, may be deemed to have voting and investment power with respect to the shares held by the Sibling Funds. Each of SCV, SCV II, SCV III, SCV IV, Sibling Insiders LLC, Dr. Coufal and Mr. Isern disclaims beneficial ownership of shares held by the Sibling Funds, except to the extent of its, her or his proportionate pecuniary interest therein, if any. The address of SCV, SCV II, SCV III, SCV IV, Sibling Insiders LLC and Mr. Isern is 500 Yale Avenue North, Seattle, Washington 98109.
(3)
Based on Schedule 13G filed on February 12, 2019, for the year ended December 31, 2018, by Wellington Management Group LLP, consists of 3,122,715 shares of common stock owned of record by clients, or Wellington Clients, of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, including 3,056,239 shares of common stock owned of record by Wellington Clients of Wellington Management Company LLP. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., certain investment advisors for the Wellington Clients, including Wellington Management Company. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. In such capacities, Wellington Investment Advisors Holdings LLP, Wellington Group Holdings LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the 3,122,715 shares held of record by the Wellington Clients, including sharing with Wellington Management Company LLP beneficial ownership over 3,056,239 shares. The address of Wellington Management Company LLP, Wellington Management Group LLP, Wellington Investment Advisors Holdings LLP, and Wellington Group Holdings LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(4)
Consists of 3,019,734 shares of common stock, all shares are held directly by Longitude Venture Partners II, L.P., or Longitude II. Longitude Capital Partners II, LLC, or LCP2, the general partner of Longitude II, may be deemed to share voting and investment power with respect to the shares held by Longitude II. Patrick G. Enright and Juliet Tammenoms Bakker are managing members of LCP2 and may be deemed to share voting and investment power over the shares held by Longitude II. David Hirsch, M.D., Ph.D. is a member of LCP2 and may be deemed to share voting and investment power over the shares held by Longitude II. Each of LCP2, Mr. Enright, Ms. Bakker and Dr. Hirsch disclaims beneficial ownership of the shares held by Longitude II, except to the extent of its, his or her proportionate pecuniary interest therein, if any. The address of LCP2 is 2740 Sand Hill Road, Menlo Park, CA 94025.

(5)
Does not include ownership by Jeroen van Beek, Ph.D., as he is no longer employed by the company and we do not have access to information regarding his ownership.

(6)
Consists of  (a) 668,840 shares of common stock held by Gerrit Klaerner, Ph.D., (b) 114,584 shares of common stock held by the spouse of Dr. Klaerner, and (c) 1,122,107 shares of common stock issuable upon exercise of stock options held by Dr. Klaerner that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 412,713 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below. Excludes (i) 7,536 shares of common stock held by Dr. Klaerner’s sister-in-law, who does not live in the same household as Dr. Klaerner. Dr. Klaerner disclaims beneficial ownership of shares held by his sister-in-law.

(7)
Consists of  (a) 165,511 shares of common stock held by Robert J. Alpern, M.D., including 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units that will vest within 60 days of April 5, 2019, and (b) 22,569 shares of common stock issuable upon exercise of stock options held by Dr. Alpern that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 21,190 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below.

(8)
Consists of  (a) 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units that will vest within 60 days of April 5, 2019, (b) 13,147 shares of common stock issuable upon exercise of stock options held by David Bonita, M.D. that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 13,147 of which have vested, or will vest, within

60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below and (c) 10,889,280 shares beneficially owned by OPI V as set forth in footnote (1). Dr. Bonita disclaims beneficial ownership of the shares listed in footnote (1), except to the extent of his proportionate pecuniary interest therein, if any. The business address for Dr. Bonita is 601 Lexington Avenue, New York, NY 10022.
(9)
Consists of  (a) 217,199 shares of common stock held by Sandra Coufal, M.D., including 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units that will vest within 60 days of April 5, 2019, (b) 15,725 shares held by the Coufal Irrevocable Trust, of which the spouse of Dr. Coufal is the sole trustee, (c) 13,147 shares of common stock issuable upon exercise of stock options held by Dr. Coufal that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 13,147 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below and (d) 6,905,624 shares beneficially owned by entities affiliated with Sibling Capital, as set forth in footnote (2). Dr. Coufal disclaims beneficial ownership of the shares listed in footnote (2), except to the extent of her proportionate pecuniary interest therein, if any. Dr. Coufal disclaims beneficial ownership of the shares held by the Coufal Irrevocable Trust, as to which Dr. Coufal does not exercise voting or dispositive power. The business address for Dr. Coufal is 18313 Calle La Serra, Rancho Santa Fe, CA 92091-0119.

(10)
Consists of  (a) 35,211 shares of common stock held by Kathryn Falberg, including 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units that will vest within 60 days of April 5, 2019, and (b) 65,910 shares of common stock issuable upon exercise of stock options held by Ms. Falberg that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 32,192 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below.

(11)
Consists of  (a) 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units that will vest within 60 days of April 5, 2019, (b) 13,147 shares of common stock issuable upon exercise of stock options held by David Hirsch, M.D., Ph.D. that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 13,147 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below and (c) 3,019,734 shares beneficially owned by Longitude II as set forth in footnote (4). Dr. Hirsch disclaims beneficial ownership of the shares listed in footnote (4), except to the extent of his proportionate pecuniary interest therein, if any. The business address for Dr. Hirsch is 2740 Sand Hill Road, Menlo Park, CA 94025.

(12)
Consists of  (a) 65,774 shares of common stock held by Geoffrey M. Parker and (b) 416,581 shares of common stock issuable upon exercise of stock options held by Mr. Parker that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 154,303 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below.

(13)
Consists of 330,625 shares of common stock issuable upon exercise of stock options held by Dawn Parsell, Ph.D. that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 56,766 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below.

(14)
Consists of  (a) 39,436 shares of common stock held by Klaus Veitinger, M.D., Ph.D., M.B.A., including 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units that will vest within 60 days of April 5, 2019, (b) 123,035 shares of common stock issuable upon exercise of stock options held by Dr. Veitinger that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 82,407 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are eligible for early exercise as described in footnote (15) below, (c) 63,344 shares of common stock held by the Sigrun R. Veitinger 2016 Irrevocable Trust, or the SRV Trust, for which a third-party serves as trustee, and (d) 63,344 shares of common stock held by Klaus R. Veitinger 2016 Children’s Trust, or the KRV Children’s Trust, for which a third-party serves as trustee. Dr. Veitinger disclaims beneficial ownership of the shares held by the SRV Trust and the KRV Children’s Trust, except to the extent of his proportionate pecuniary interest therein, if any.

(15)
Consists of  (a) all shares of common stock held by our directors and executive officers (with the exception of Jeroen van Beek, Ph.D., as he is no longer employed by our company and our company does not have access to information regarding his ownership) and (b) all shares of common stock issuable upon exercise of stock options held by our directors and seven current executive officers that are exercisable as of April 5, 2019 or will become exercisable within 60 days of such date, 1,288,436 of which have vested, or will vest, within 60 days of April 5, 2019, the remainder of which are unvested but may be exercised prior to vesting subject to a repurchase arrangement with us, as described further below. Twenty five percent (25%) of the shares issuable upon exercise of options granted to our directors and executive officers vest on the first anniversary of the applicable vesting commencement date and in subsequent 1/48th increments each subsequent month thereafter, subject to continuous service as of each vesting date. Our directors and executive officers may elect to early exercise their options at any time prior to vesting, provided that the shares issued upon exercise of the unvested options will be shares of restricted stock subject to our right to repurchase the shares, should the applicable director or executive officer cease to serve as a director or employee of us prior to the full vesting of such shares of restricted stock. In addition, vesting of an executive officer’s then outstanding and unvested option will accelerate upon termination of service in connection with a change in control, as provided in our executive severance benefit plan.

ADDITIONAL INFORMATION
Stockholder Proposals and Nominations
Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2020 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, c/o Corporate Secretary, Tricida, Inc., 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080, no later than December 20, 2019, and must comply with additional requirements established by the SEC. Pursuant to our amended and restated bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 1, 2020 and not later than March 2, 2020 and must otherwise comply with the requirements set forth in our amended and restated bylaws.
Other Matters
We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
BY ORDER OF THE BOARD OF DIRECTORS
Klaus Veitinger, M.D., Ph.D., M.B.A.
Chairman of the Board
Date: April 18, 2019

TRICIDA, INC.Annual Meeting of StockholdersMay 31, 2019 at 9:00 AM (Pacific Daylight Time)This proxy is solicited by the Board of DirectorsThe undersigned stockholder hereby appoints Gerrit Klaerner and Geoffrey Parker, or either of them, as proxies, eachwith the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on thereverse side of this ballot, all of the shares of common stock of TRICIDA, INC. that the stockholder is entitled to voteat the Annual Meeting of Stockholders to be held at 9:00 AM (Pacific Daylight Time) on May 31, 2019, at the offices ofTricida, Inc. located at 7000 Shoreline Ct., Suite 201, South San Francisco, California 94080, and any adjournments orpostponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCHDIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHERBUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTTHEREOF.Continued and to be signed on the reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:This Notice, Proxy Statement and 2018 Annual Report are available at:http://www.viewproxy.com/tricida/2019

The Board of Directors recommends that you vote FOR the following nominees for Class I directors:

1. Election of Directors

Nominees:

01 Sandra I. Coufal

02 David Hirsch

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark **"FOR ALL EXCEPT"** and write the number of the nominee for whom authority is being withheld on the line below.

____

CONTROL NUMBER

→ ☐

I plan to attend the meeting ☐

Date ________________________________

Signature ________________________________

Signature________________________________
(Joint Owners)

CONTROL NUMBER

→ ☐

PROXY SUBMISSION INSTRUCTIONS

INTERNET

Submit Your Proxy on the Internet:

Go to www.AALvote.com/TCDA

Have your proxy card available when you access the above website. Follow the prompts to submit your shares.

TELEPHONE

Vote Your Shares by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to submit your proxy. Have your proxy card available when you call. Follow the instructions to submit your shares.

MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided or return it to:

PROXY TABULATION DEPARTMENT
c/o Alliance Advisors LLC
200 Broadacres Drive, 3rd FL
Bloomfield, NJ 07003

t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. tTRICIDA, INC.Annual Meeting of StockholdersMay 31, 2019 at 9:00 AM (Pacific Daylight Time)This proxy is solicited by the Board of DirectorsThe undersigned stockholder hereby appoints Gerrit Klaerner and Geoffrey Parker, or either of them, as proxies, eachwith the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on thereverse side of this ballot, all of the shares of common stock of TRICIDA, INC. that the stockholder is entitled to voteat the Annual Meeting of Stockholders to be held at 9:00 AM (Pacific Daylight Time) on May 31, 2019, at the offices ofTricida, Inc. located at 7000 Shoreline Ct., Suite 201, South San Francisco, California 94080, and any adjournments orpostponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCHDIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHERBUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTTHEREOF.Continued and to be signed on the reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:This Notice, Proxy Statement and 2018 Annual Report are available at:http://www.viewproxy.com/tricida/2019t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. tI plan to attend the meeting o2. To ratify the appointment of Ernst &Young LLP as our independent registeredpublic accounting firm for the year endingDecember 31, 2019.NOTE: The proxy holders may vote in their discretion with regard to anyother matter properly brought before the meeting and at any adjournment orpostponement thereof.1. Election of DirectorsNominees:01 Sandra I. Coufal02 David HirschINSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FORALL EXCEPT” and write the number of the nominee for whom authority is being withheldon the line below.CONTROL NUMBERTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS xINTERNETSubmit Your Proxy onthe Internet:Go to www.AALvote.com/TCDAHave your proxy card availablewhen you access the abovewebsite.Follow the prompts tosubmit your shares.TELEPHONEVote Your Shares by Phone:Call 1 (866) 804-9616Use any touch-tone telephoneto submit your proxy. Have yourproxy card available when youcall. Follow the instructions tosubmit your shares.MAILVote Your Shares by Mail:Mark, sign, and date your proxy card,then detach it, and return it in thepostage-paid envelope providedor return it to:PROXY TABULATION DEPARTMENTc/o Alliance Advisors LLC200 Broadacres Drive, 3rd FLBloomfield, NJ 07003CONTROL NUMBERThe Board of Directors recommends that you vote FOR the following nominees forClass I directors:The Board of Directors recommends that you vote FOR Proposal 2:FORALLWITHHOLDALLFOR ALLEXCEPTFOR AGAINST ABSTAINDateSignature Signature(Joint Owners)Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership, pleasesign in full corporate or partnership name, by authorized officer.PROXY SUBMISSION INSTRUCTIONSPlease have your 11 digit control number ready when submitting your proxy by Internet or Telephone.Vote by Internet, Telephone or Mail 24 hours a day, 7 days a week.Your phone or Internet vote authorizes the named proxies to vote your sharesin the same manner as if you marked, signed and returned your proxy card.Votes submitted electronically over the Internet or by telephone must be received by11:59 PM (Pacific Daylight Time) on May 30, 2019.